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EHIBIT 99.1

           SSP SOLUTIONS ANNOUNCES NASDAQ STAFF LISTING DETERMINATION

IRVINE, Calif., May 29, 2003 - SSP Solutions, Inc. (Nasdaq: SSPX) a leading provider of identity and information assurance products and services today announced that the Company received a Nasdaq Staff Determination on May 22, 2003 indicating that the Company failed to comply with the minimum bid price requirement of $1.00 per share for continued listing set forth in MarketPlace Rule 4450(a)(5) and that its securities are, therefore, subject to delisting from the Nasdaq National Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing.

ABOUT SSP SOLUTIONS, INC.
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         SSP Solutions, Inc. and SSP-Litronic design and develop innovative data and communication security solutions for both corporate and government institutions. Our solutions meet the performance and security requirements of today's demanding PKI based Information Assurance based environments. We provide network security, desktop protection, and high assurance messaging systems for many organizations of the U.S. Government. For more information, visit http://www.sspsolutions.com/ or call SSP Solutions, Inc. (949) 851-1085 or SSP-Litronic (703) 905-9700.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
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         With the exception of historical information, matters discussed in this news release including, in particular the reference to the requirements for changes in future business operations, are forward-looking statements involving a number of risks and uncertainties and may not be achieved due to factors beyond our control, including changing regulatory and technological environments, our ability to obtain key components from suppliers, technological difficulties, increased competition, secure additional financing and changing customer demands. Other risks inherent in our business are described in Securities and Exchange Commission filings. SSP Solutions, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

                                      # # #

SSP Solutions, Inc. Editorial Contact: SSP Solutions, Inc. Investor Contact:
Press Relations                        Thomas E. Schiff, Chief Financial Officer
SSP-Litronic                           SSP Solutions, Inc.
(949) 851-1085                         (949) 851-1085
pr@sspsolutions.com                    tom.schiff@sspsolutions.com